UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SomaLogic, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOMALOGIC, INC.

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2023

On April 25, 2023, SomaLogic, Inc. filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission relating to its Annual Meeting of Stockholders to be held on June 5, 2023. This supplement, dated May 2, 2023 (the “Supplement”), should be read in conjunction with the Proxy Statement.

Proposal 3 of the Proxy Statement concerns the approval of a proposed amendment to the Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of common stock reserved for issuance by 500,000 shares (“Proposal 3”).

This Supplement is to clarify that the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting shall be required to approve Proposal 3. Accordingly, the third paragraph under the subsection titled “How many votes are needed for approval of each proposal?” on page 3 of the Proxy Statement is hereby revised in its entirety to read as follows:

Proposal Three: The approval of an amendment to the ESPP to increase the number of shares of common stock reserved for issuance by 500,000 shares requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote.

Similarly, the first paragraph under the Section titled “PROPOSAL THREE: APPROVAL OF AN AMENDMENT TO THE ESPP TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE?” on page 23 of the Proxy Statement is hereby revised in its entirety to read as follows:

The purpose of this Proposal Three is to obtain stockholder approval of an amendment to the ESPP to increase the number of shares of common stock reserved for issuance by 500,000 shares (the “Amendment”). The Amendment was adopted, subject to stockholder approval, by the compensation committee on March 16, 2023. Stockholder approval of this Proposal Three requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person, as well as an abstention from voting and a broker non-vote, with regard to this Proposal Three will have no effect on this Proposal Three. Abstentions will be counted in connection with the determination of whether a valid quorum is established.

Except as revised by the information contained herein, this Supplement does not modify, amend, supplement, revise or otherwise update any of the other information set forth in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. We urge you to read the Proxy Statement, including this Supplement, in its entirety.

If you have already submitted a proxy, your vote will count as submitted by you. If you have already submitted a proxy and do not wish to change your vote, you need not take any further action. If you have already submitted a proxy and wish to change your vote, please revoke your proxy by following the procedures described in the Proxy Statement and vote again. If you have not yet submitted a proxy, the Board of Directors urges you to vote by following the procedures described in the Proxy Statement.